EXHIBIT (3)   (B):  FORM OF BROKER/DEALER SUPERVISION AND SALES AGREEMENT

                     VARIABLE PRODUCT DISTRIBUTION AGREEMENT
                             (Retail Broker-Dealer)

This Distribution Agreement ("Agreement") effective _______________________, is between _____________________________________________ ("Broker-Dealer"), an
NASD-licensed   Broker-Dealer  and  Mutual  of  Omaha  Investor  Services,  Inc.
("Company"). This Agreement shall not be effective unless approved by an authorized representative of Company in Omaha, Nebraska.

This Agreement, including the Attachments incorporated from time to time by reference, is the entire agreement and supersedes any prior agreement, whether oral or written, between the parties relating to the subject matter of this Agreement.

In consideration of the mutual covenants contained herein, the parties agree as follows:

A.  DEFINED AGREEMENT TERMS.

     1. "ATTACHMENT" means any Company distributed document signed by an authorized representative which is intended to modify or alter the terms or conditions of this Agreement. An Attachment is automatically incorporated into and becomes part of this Agreement.

     2. "AUTHORIZED AFFILIATED COMPANY" means any organization identified as such in the Attachments.

     3. "CLIENT" means any individual or organization directly or individually utilizing one or more Products.

     4. "COMPANY" means Mutual of Omaha Investor Services, Inc. and the Authorized Affiliated Companies.

     5. "BROKER-DEALER" means an organization authorized herein as a NASD-licensed securities broker-dealer for the sale of Products registered with the Securities Exchange Commission and is performing those duties requiring such authorization.

     6. "PRODUCT" means any variable annuity or variable life insurance product, investment vehicle or other offering identified in any Attachment.

     7. "PROPRIETARY INFORMATION" means all complete or partial copies of information which relates to Clients and the business of Company including without limitation: sales and rate information; computer software and related documentation; business plans and operating strategies; Product information; Client information, including policy expirations; and material identifying an association with Company.

     9. "REPRESENTATIVE" means any agent, representative, broker or other sales agency for which Broker-Dealer has supervisory obligations relating to its regulatory licensure and/or is assigned to Broker-Dealer.

     10. "VESTED COMPENSATION" means compensation which remains payable to Broker-Dealer as long as (a) policies related to the Products sold remain in force, and (2) the premiums for such policies are paid to and accepted by Company.

B.  LICENSING AND APPOINTMENT.

     1. LICENSE. Broker-Dealer is responsible for securing and keeping in effect any licenses required to represent Company, shall provide evidence of such licenses upon request, and shall provide immediate notice to Company of any change in the status of such licenses or regulatory approval.

     2.   APPOINTMENT.   Company  hereby  appoints   Broker-Dealer   to  solicit
          Products. This appointment is not exclusive and may be changed or cancelled by Company.

     3. APPOINTMENT FEES. Company shall pay, or arrange for the Product issuer to pay, the fees for Broker-Dealer's and Representative's appointment with the state insurance department.

C.  BROKER-DEALER'S DUTIES.  Broker-Dealer shall:

    1. Comply with all applicable laws, rules, regulations and orders of governmental authorities and Company written policies, rules and procedures where each sale occurs relating to its duties hereunder, and use its best effort to ensure that representatives and employees, including any employee Representatives, similarly comply.

    2.  Be  responsible  for  all  money  collected  by   Broker-Dealer   or  by
        Broker-Dealer's employees and shall promptly remit to Company all payments and collections received for or payable to Company from Representatives, applicants, policy owners, or others, without deduction. All money tendered as payment shall always be the property of Company and shall be held by Broker-Dealer purely in a fiduciary capacity and only for Company's own benefit. Broker-Dealer is not authorized to expend or cash or deposit for any purpose any portion of such money.

    3. Keep regular and accurate records of all transactions related to this Agreement, which records shall be preserved for a period of at least five (5) years and, upon request, shall be open to examination and available for copying by Company.

    4. Secure Company's written approval prior to using any material or script identifying Company or Products except such material provided by Company and used pursuant to Company's directions.

    5. Preserve and protect the confidentiality of all Proprietary Material to which they, their employees, or any Representative may have access.

    6. Pay, with their own funds, all expenses, fees and taxes incurred by them in the performance of this Agreement, whether imposed on Company, them or Representative, unless otherwise expressly provided in Section B.3.

    7. Upon receipt of notice from Company of the postponement or rejection of any application, counter offer of insurance not accepted by an applicant, or the cancellation or refusal to renew a policy, immediately return to the applicant or policy owner any money in their possession as advanced payment of premium; and Company shall be immediately furnished with evidence that such return has been made.

    8. Promptly notify Company on receiving notice of potential or threatened litigation with respect to a claim. Company shall have final decision-making authority and assume administration and defense of any claim.

    9. Promptly notify Company of the receipt of any regulatory inquiry or any regulatory complaint promulgated by an insurance department or other regulatory agency with authority to regulate the parties, in connection with the solicitation, sale or, administration of a Product. Each notice shall be accompanied by a copy of the correspondence or document received.

    10. Cooperate fully with Company in any insurance or securities regulatory investigation or proceeding or judicial proceeding arising in connection with any transaction connected to this Agreement.

    11. Solicit, recruit, instruct and train Representatives on an ongoing basis for Company in the marketing of Products.

    12. Assist Representative in all phases of the distribution process of Products and perform all necessary services.

    13. Use its best efforts to promptly secure its or the Representative's return of all agency supplies and authorizations to represent Company, upon termination of their appointment with Company.

    14. Deliver or have delivered all Products in accordance with the applicable rules and procedures of Company.

    15. Instruct its Representatives that they shall deliver to Company, immediately upon receipt by the Representative, such proof of loss or other evidence of claim as is presented by any insured or beneficiary or other claimant. Broker-Dealer shall have the same responsibility to the extent such information is received by Broker-Dealer, and shall assist its Representatives in obtaining such information.

    16. Not give any information or make any representation in connection with the marketing of Products other than those contained in the Prospectus or other solicitation material authorized by Company.

    17. Carry out all obligations hereunder in compliance with the NASD Rules of Fair Practice, and federal and state securities laws.

    18. Be a duly registered Broker-Dealer under the Securities Act of 1934 and be a member in good standing with the NASD. Broker-Dealer shall maintain appropriate securities licensure and registration and, where required, state insurance licensure.

    19. Have filed and keep current Form BD with the SEC and agree to provide a current copy of it to Company upon request.

    20. Not have any noted material deficiency in any inspection letters or similar findings issued by the SEC or NASD, and immediately notify Company upon having knowledge that such a finding is imminent.

    21. Not have any pending litigation, arbitration or other regulatory proceeding or an adverse decision which would materially affect the financial condition of the Broker-Dealer. Broker-Dealer will immediately notify Company upon having knowledge that such action or proceeding is imminent.

    22. Control,   supervise  and  assume   responsibility  for  all  securities
        activities in connection with Products identified in this Attachment, including those activities carried out by Insurance Agency.

    23. Accurately reflect all compensation payable hereunder on its FOCUS reports.

D.   LIMITATIONS.  Broker-Dealer is  without  authority  to  do or  perform  and
     expressly    agrees   not   to  do  or  perform   personally   or   through
     Representatives or employees the following acts on behalf of Company:

    1. Incur any expense or liability on account of, or otherwise bind, Company without specific written approval from an officer of Company.

    2.  Make, alter, or discharge contracts or Products.

    3.  Waive forfeitures or any other terms or conditions of any Products.

    4.  Quote rates other than as specified or published by Company.

    5. Extend the time for payment of any premium or waive payment thereof in cash, or bind Company to reinstate any terminated contract, or accept notes or any other funds as payment of premium.

    6. Institute or file a response to any legal or regulatory proceeding on behalf of Company in connection with any matter pertaining to any Product.

E.  COMPENSATION.

    1. Broker-Dealer's compensation for all acts performed hereunder are specified in the Attachments. No compensation shall be payable until the Broker-Dealer and Representative are appropriately licensed and appointed, the Product on which such compensation is claimed is actually issued, all delivery requirements are fulfilled and the premium paid. Company has the right to change any commission on any Product at any time. However, any change in commission shall only affect those policies issued after the effective date of the commission change.

    2. Company is obligated to pay compensation due under this Agreement only while (A) this Agreement is in effect; and (B) Broker-Dealer is performing the duties specified in Section C; provided, however, that Company agrees to continue to pay Vested Compensation and compensation defined as "deferred" in an Attachment, and such compensation shall not be withheld pursuant to this provision.

    3. Company will account at least monthly to Broker-Dealer for commissions based upon initial and renewal premiums paid and accepted by Company for policies issued upon applications submitted by or through Broker-Dealer.

    4. If any premium or premiums shall be returned by Company on any policy, or should Company become liable for the return thereof for any cause either before or after termination of this Agreement, Broker-Dealer shall pay to Company the amounts of commissions or overwrite commissions previously paid or credited to any Broker-Dealer's or Representative's account on such returned premium.

    5. Company shall at all times, whether before or after termination of this Agreement, have the right to offset any amounts owed by Broker-Dealer or any Representative to Company under this Section against any amounts owed by Company to any of them.

    6. Broker-Dealer shall be responsible to Company for any indebtedness of their employees or Representatives when such indebtedness shall have been incurred in the conduct of Company business and while under their supervision.

    7. Company shall at all times, whether before or after termination of this Agreement, have a first lien on commissions, fees, allowances, or other moneys due or to become due hereunder to any other party hereto to the extent of that party's indebtedness to Company, including interest thereon.

    8. In the event that any party does not pay any moneys as are due within two (2) months after termination of this Agreement, the net amount such party owes will accrue interest, compounded daily at the fluctuating prime interest rate charged on the date of termination by Harris Trust and Savings Bank, Chicago, Illinois plus one percent (1%). If a party is owed money after termination and any arbitration, action, or proceeding is brought to recover that money, the indebted party shall also be liable for all reasonable collection costs, including but not limited to, attorneys' fees incurred by the party seeking to collect the debt.

    F.  TERMINATION.

    1. Company may, in its sole discretion, terminate this Agreement as to any party or all of them, effective on the date Broker-Dealer or such party receives the termination notice, or on a later date, if any, specified in the termination notice, if such party commits any of the following "Wrongful Acts":

        (A)Commits a fraudulent act or commits malfeasance related to the performance of any duty under this Agreement.

        (B)Fails to comply with any obligation described in Section C.2.

        (C)Violates any law or regulation that materially or adversely affects Company's ability to sell Products, unless such violation results from following instructions by Company or from a failure by Company to perform any of its obligations hereunder.

        (D)Has its regulatory licensure required to perform its duties hereunder revoked by any governmental regulatory agency.

        (E)Postpones delivery to Company of premium paid to reinstate a lapsed policy in an attempt to gain a commission advantage.

        (F)Directly or indirectly induces any policy owner to (1) discontinue premium payment required to keep policies in force or (2) relinquish any policy in order to sell such policy owner insurance with another insurer.

        (G)Intentionally    misrepresents,    or   intentionally   induces   any
           Representative to misrepresent, any provision, benefit, or premium of any Product.

        (H)Breaches any material provision of this Agreement other than those set forth in the preceding subparagraphs of this Section J.1., if the breach remains uncured for twenty (20) days after receipt of notice from Company that a breach has occurred.

     2. If Company elects to terminate this Agreement pursuant to Section G.1., all compensation related to those actions which caused Company to elect to terminate this Agreement shall be forfeited, and notwithstanding Section E.2., all rights to receive any and all Vested Compensation and deferred compensation otherwise payable after termination shall also be forfeited.

     3. If Broker-Dealer is a corporation, partnership, or joint venture and becomes generally unable to pay its debts as they mature, files a voluntary petition of bankruptcy, seeks reorganization or to effect a plan or other arrangement with the creditors, files an answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or reorganization, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors or applies for or consents to the appointment of a receiver or trustee for all or a substantial part of its property, then this Agreement will immediately terminate as to that party upon the occurrence of one of these events.

     4. This Agreement may be terminated by any party without cause by delivering to the other party(ies) written notice within thirty (30) days prior to the effective date of such termination.

     5. Upon termination of this Agreement, Broker-Dealer shall immediately return to Company all Proprietary Information, material identifying their association with Company, and property owned by Company.

G. INDEPENDENT CONTRACTOR. Broker-Dealer is an independent contractor and nothing contained in this Agreement shall create or shall be construed to create the relationship of employer and employee between Company and Broker-Dealer.

H. INSPECTION OF BOOKS AND RECORDS. During and after the term of this Agreement, Company and Broker-Dealer shall each have the right, during normal working hours and with reasonable notice, to inspect, audit and make copies from the books and records of the other party relating to the Products, for the purpose of verifying adherence to the provisions of this Agreement.

I.  INDEMNITY AND HOLD HARMLESS.

     1. Each party shall indemnify and hold the other party harmless from any liability, loss, costs, expense (including reasonable attorneys' fees incurred by the indemnified party), or damages, resulting from any act or omission by indemnifying party or any of its employees or representatives in the performance of its services under this Agreement, provided that such claim does not arise out of an act or omission by the indemnified party, or its employees, contrary to the terms and provisions of this Agreement. The indemnified party may, in its sole discretion, require the indemnifying party to assume responsibility for and control over the defense of any claim, action, or proceeding to which this indemnity provision is applicable by delivering to the indemnifying party a written notice so requesting within ten (10) days after notice of the commencement or assertion of any such claim, action or proceeding is received by the indemnified party. The indemnifying party shall select counsel of its own choosing, but subject to the approval of the indemnified party, which approval shall not be unreasonably withheld.

     2. Broker-Dealer specifically agrees to indemnify and hold harmless Company in connection with any losses, claims, damages or liabilities, joint or several, to which Company becomes subject under the Securities Act of 1933, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any unauthorized use of sales and promotional materials or any verbal or written misrepresentations or any unlawful sales practices or other improper conduct concerning any Products by Broker-Dealer or a Representative; or (b) claims by a Broker-Dealer's employees or Representatives for compensation or remuneration of any type.

J.  GENERAL.

     1. WITHDRAWAL OF PRODUCT. Company reserves the right to withdraw, limit, restrict or change any Product at any time.

     2. NOTICES. Any notice required or permitted under this Agreement shall be delivered personally or sent by Certified Mail with all postage prepaid or by express mail delivery system:

        to Broker-Dealer

           -------------------------
           -------------------------
           -------------------------
           -------------------------

        to Company:

           MUTUAL OF OMAHA COMPANIES
           SUPPLEMENTAL DISTRIBUTION ORGANIZATION
              ADMINISTRATION
           DODGE AT 33RD STREET - 7TH FLOOR
           OMAHA, NEBRASKA  68131

     3. ENTIRE AGREEMENT. This Agreement and any Attachments constitute the entire contract between the parties hereto and shall be construed in accordance with the laws of the State of Nebraska and subject to the courts of Nebraska.

     4. ORDER OF PREFERENCE. This Agreement and its Attachments shall be construed as being consistent with each other. When such construction is unreasonable, the order of preference shall be: (a) Attachment signed by all parties; (b) Attachment signed by Company's authorized representative; and (c) this Agreement.

     5. SEVERABILITY. This Agreement is subject to all laws and regulations in the state or states where it is to be effective, but any provision which may be inconsistent with or in violation of such laws or regulations shall merely be unenforceable and will not effect the validity of the NO remaining provisions.

     6. WAIVER. No failure or delay on the part of either party hereto in exercising any power or right under this Agreement shall operate as a waiver thereof. This Agreement may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

     7. MODIFICATION/ ASSIGNMENT. This Agreement may not be modified or assigned without the prior written consent of the other party.

     8. HEADINGS. Headings herein are for convenience only and have no legal force.

     9. SURVIVING PROVISIONS. In addition to the provisions of this Agreement which set forth post-termination obligations, the provisions of Section C.2-5, 8-10, and 15, E, and I-J survive termination of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed in duplicate by the parties.


MUTUAL OF OMAHA INVESTOR SERVICES, INC.


By:

(Print or Type name)

Title:

Date:


BROKER DEALER


By:

(Print or Type name)

Title:

Date:

                       PRODUCT AND COMPENSATION ATTACHMENT

                                     TO THE
                     VARIABLE PRODUCT DISTRIBUTION AGREEMENT
                                      WITH
               ---------------------------------------------------
                                 (BROKER-DEALER)


                                    PRODUCTS


This Attachment amends the above-referenced Agreement and applies only to Products for which Mutual of Omaha Investor Services ("MOIS") is the Principal Underwriter and which are sold on or after the effective date of this Attachment and while it is in effect.

                                  COMPENSATION


PRODUCT:       Variable Annuity

ISSUER:        United of Omaha Life Insurance Company, Omaha, NE

AUTHORIZED
CONTRACT:      Variable Annuity Ultrannuity Series I (United Separate Account C)
               Variable Annuity Ultrannuity Series V (United Seperate Account C)

                       [COMPENSATION TABLES INSERTED HERE]

        In the event an Authorized Contract is surrendered during the first 12 contract months, 100% of the compensation paid will be charged back to Broker-Dealer.

        Broker-Dealer shall look solely to MOIS for payment of compensation payable for Products identified in this Schedule. MOIS may arrange for certain terms of this Agreement, including receipt of payment and payment of compensation hereunder, to be administered on its behalf by the Product Issuer.


IN SIGNING THIS ATTACHMENT, BROKER-DEALER AGREES TO BE BOUND BY THE TERMS OF THE AGREEMENT TO WHICH IT IS ATTACHED EFFECTIVE AS OF _______________________________, 19____. THE AGREEMENT AND THIS ATTACHMENT SHALL
SUPERSEDE ANY PRIOR SCHEDULES RELATING TO ANY OF THE PRODUCTS ADDRESSED HEREIN. THIS ATTACHMENT SHALL REMAIN EFFECTIVE UNTIL CANCELLED OR OTHERWISE MODIFIED BY MOIS.


BROKER-DEALER:


By:

Title:

Date:


PRINCIPAL UNDERWRITER:

MUTUAL OF OMAHA INVESTOR SERVICES

By:

Title:

Date: